Exhibit 10.11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

COLLABORATION AND OPTION AGREEMENT

This COLLABORATION AND OPTION AGREEMENT (the “Agreement”) is made effective as of the “Effective Date” by and between ARIDIS PHARMACEUTICALS LLC, a company organized and existing under the laws of California, with Federal Tax ID [***], and having its registered office at 5941 Optical Court, San Jose, CA, 95138 USA (“ARIDIS”), and GLAXOSMITHKLINE BIOLOGICALS S.A., a company organized and existing under the laws of Belgium under number RPM Nivelles — BE — 0440 872918 and having its registered office at rue de l’Institut 89, 1330 Rixensart, Belgium (“GSK”).  ARIDIS and GSK are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, ARIDIS is a biotechnology company active in the development of new therapies for infectious diseases which controls certain technology relating to (i) stable formulation for live and inactivated vaccines in the form of dried powder and oral thin film formulation, including for live rotavirus vaccines, and (ii) materials developed by ARIDIS;

WHEREAS, GSK possesses resources and expertise in the research, development, marketing and commercialization of vaccines, and desires to develop Vaccine Products (as defined below) using ARIDIS’ technology;

WHEREAS, GSK and ARIDIS have entered into a Feasibility and Option Agreement dated 9 May 2014 (“FOA”), under which the Parties collaborated in a three phases study aimed at evaluating improved formulations for a Rotavirus vaccine using GSK Rotarix® vaccine including dry solids formulations either in a spray dried powder dosage form or as quick dissolving oral thin film;

WHEREAS, the third phase of the feasibility study ended on 23 February 2016 with the submission of a report which showed encouraging results in the use of the quick dissolving oral thin film formulation ;

WHEREAS, under Section 7.1 of the FOA ARIDIS granted GSK exclusive and nonexclusive option rights on the formulation technologies evaluated under the FOA, such options to be exercised within 6 months from the submission of the final report by ARIDIS.  Following a first amendment to the FOA signed on 14 July 2016, a second one signed on 13 October 2016 and a third one signed on 28 November 2016, the Parties have agreed to extend the option period up to 15 January 2017;

WHEREAS, the Parties now intend to collaborate on a research program regarding the application of ARIDIS’ dissolving oral thin film technology in combination with GSK Materials and GSK Know-How to Vaccine Products, as described in Exhibit B, upon the terms and conditions set forth herein; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

WHEREAS, ARIDIS desires to grant to GSK an option to obtain a license as further described in this Agreement with respect to certain of ARIDIS’s intellectual property rights on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1                               “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a person, corporation, partnership or other entity in a particular jurisdiction) of the voting stock of such entity, or by contract or otherwise.

1.2                               “Agreement” has the meaning set forth in the preamble.

1.3                               “Alliance Manager” has the meaning set forth in Section 2.2.

1.4                               “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act, and any similar Laws in jurisdictions other than the U.S. and United Kingdom.

1.5                               “ARIDIS Arising IP” has the meaning set forth in Section 7.2 (a).

1.6                               “ARIDIS Background IP” means ARIDIS Intellectual Property existing as of the date of submission of the Final Report by ARIDIS as defined in and pursuant to Section 5.1(ii) of the FOA or arising outside of the FOA and this Agreement.  For the avoidance of doubt the preparation and negotiation activities preliminary to this Agreement are considered as part of this Agreement and therefore ARIDIS Intellectual Property arising during such period is to be considered as ARIDIS Arising IP and not as ARIDIS Background IP.

1.7                               “ARIDIS Intellectual Property” means collectively ARIDIS Patents, ARIDIS Know-How, and ARIDIS Materials.

1.8                               “ARIDIS Know-How” means all technical information and Know-How that is (i) Controlled by ARIDIS or its Affiliates as of the Effective Date or during the Term, and (ii) necessary or useful for GSK and/or ARIDIS to carry out their obligations under the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Collaboration Program whether such Know-How has arisen before the performance of the Collaboration Program or arises outside of the performance of the Collaboration Program.  For clarity, ARIDIS Know-How excludes Joint Know-How as well as any information, materials and/or know-how that are generally ascertainable from publicly available information or which ARIDIS cannot license without violating the terms of an agreement with a Third Party that has been entered into prior to the Effective Date.

1.9                               “ARIDIS Materials” means the materials described in Schedule 1.9 which Schedule may be amended from time to time during the course of the Collaboration Program and that ARIDIS will deliver to GSK pursuant to this Agreement.

1.10                        “ARIDIS Patents” means any Patents that (a) are Controlled by ARIDIS or its Affiliates as of the Effective Date or during the Term, and (b) would be infringed by GSK’s performance of its obligations under the Collaboration Program, absent the license granted hereunder under Section 5.

1.11                        “Arising IP” means ARIDIS Arising IP and/or GSK Arising IP and/or Joint Arising IP as the case may be and as further described in Section 7.2.

1.12                        “Business Day” means a day on which banking institutions are open for business both in Brussels, Belgium and in San Jose, California, but excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term, and all Saturdays and Sundays.

1.13                        “Chairperson” has the meaning set forth in Section 2.1(a).

1.14                        “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a Third Party in a particular jurisdiction) of the combined voting power of the then outstanding securities of such Party.  Notwithstanding the foregoing, a stock sale to underwriters of a public offering of a Party’s capital stock or a stock sale to Third Parties or current shareholders solely for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.

1.15                        “Claims” has the meaning set forth in Section 9.1.

1.16                        “Collaboration” has the meaning set forth in Section 3.1.

1.17                        “Collaboration Funding” has the meaning set forth in Section 3.4.

1.18                        “Collaboration Program” means the workplans as described in Exhibit B.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.19                        “Collaboration Term” has the meaning set forth in Section 3.3(a) (as may be extended pursuant to Section 3.3).

1.20                        “Collaboration Term Extension” has the meaning set forth in Section 3.3(c).

1.21                        “Commercially Reasonable Efforts” means those efforts that are consistent with the efforts and resources that would be expended by a reasonable Third Party acting in good faith in the research, development and commercialization of a vaccine owned by it or to which it has exclusive rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the potential or actual profitability of the applicable products (including pricing and reimbursement status achieved or to be achieved), and other relevant factors, including technical, legal, scientific and/or medical factors.  For purposes of clarity, Commercially Reasonable Efforts would be determined on a market-by-market and indication-by-indication basis for a particular Vaccine Product and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the Vaccine Product and the market(s) involved.

1.22                        “Confidential Information” of a Party means any and all Know-How of such Party that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form.  All Know-How disclosed by either Party pursuant to the Confidential Disclosure Agreement between the Parties dated 19 April 2016 (the “Confidentiality Agreement”) shall be deemed to be such Party’s Confidential Information disclosed hereunder.

1.23                        “Control” means, with respect to any Material, Research Material, Know-How, Patent or other intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such Material, Research Material, Know-How, Patent or other intellectual property right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

Subsection to Section 1.23, regarding certain exclusions:

With respect to ARIDIS the terms “Control,” “ARIDIS Intellectual Property,” “ARIDIS Know-How,” “ARIDIS Materials,” and “ARIDIS Patents” shall exclude any material, know-how, patent or other intellectual property for which any grant of license or option hereunder would require the payment of royalty or other consideration from ARIDIS to a Third Party.  As of the Effective Date, ARIDIS represents to the best of its knowledge that the following is a complete list of intellectual property relevant to this Agreement and exclude by operation of this subsection (that is, any other excluded intellectual property in-licensed by ARIDIS relates to other product fields with no relevance to this collaboration):

•                                          The W003035827 patent family, including PCT application PCT/US02/28320, EPO application 02795489.0, US Patent 7,101,693 and any additional foreign

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended counterparts thereof (as well as all continuations, continuations-in-part, divisionals and renewals thereof, patents which may be granted thereon, and all reissues, reexaminations and extensions);

•                                          Any license rights of ARIDIS in any patent, know-how, material or other intellectual property pursuant to a United States Department of Health and Human Services National Institutes of Health OTT license #L-174-2005/0, effective 07/11/2005, titled “Multivalent Human-Bovine Rotavirus Vaccine —Exclusive and Non-Exclusive.”

Should ARIDIS acquire any intellectual property during the Term that is relevant to this Agreement and that would be excluded by operation of this subsection, it shall notify GSK.  ARIDIS shall not knowingly use any third party intellectual property (whether licensed to it or not) in the Collaboration Program without consultation with and agreement from GSK.

1.24                        “Development Costs” means the fixed amount for development costs agreed in the budget for each workpackage of the Collaboration Program as set forth in Exhibit B, such as process development costs and toxicology studies costs.

1.25                        “Effective Date” means the date of January 15, 2017.

1.26                        “Executive Officer” means, with respect to ARIDIS, its CEO, and with respect to GSK, its President or Senior Vice President Vaccines Discovery and Development.

1.27                        “Field” means i) the Rotavirus Vaccine Field, and ii) the Rotavirus and Norovirus Combo Vaccine Field.

1.28                        “GSK Background IP” means GSK Intellectual Property existing as of the date of submission of the Final Report by ARIDIS as defined in and pursuant to Section 5.1(ii) of the FOA or arising outside of the FOA and this Agreement.  For the avoidance of doubt the preparation and negotiation activities preliminary to this Agreement are considered as part of this Agreement and therefore GSK Intellectual Property arising during such period is to be considered as GSK Arising IP and not as GSK Background IP.

1.29                        “GSK Arising IP” has the meaning set forth in Section 7.2(b).

1.30                        “GSK Intellectual Property” means collectively GSK Patents, GSK Know-How and GSK Materials.

1.31                        “GSK Know-How” means all technical information and Know-How that is (i) Controlled by GSK or its Affiliates as of the Effective Date or during the Term, and (ii) necessary or useful for GSK and/or ARIDIS to carry out their obligations under the Collaboration Program.  GSK Know How shall include without limitation all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data relevant to the performance of the Collaboration Program.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.32                        “GSK Materials” means the materials including the Rotarix bulk vaccine described in Schedule 1.32 that will be delivered by GSK to ARIDIS and which are necessary for ARIDIS to conduct the activities under the Collaboration Progam and/or which will be used by ARIDIS to produce the Research Materials to be delivered to GSK in accordance with the Collaboration Program described in Exhibit B and to any subcontractor of GSK or ARIDIS as needed pursuant to this Agreement as well as all progeny and unmodified derivatives of such GSK Materials.

1.33                        “GSK Patents” means any Patent that (a) is Controlled by GSK or its Affiliates as of the Effective.  Date or during the Term, and (b) would be infringed by ARIDIS’ performance of its obligations under the Collaboration Program, absent the license granted hereunder under Section 5.

1.34                        “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards promulgated by the EMA or other applicable regulatory authority, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH).

1.35                        “ICC” has the meaning set forth in Section 12.3

1.36                        “Indemnified Party” has the meaning set forth in Section 9.1.

1.37                        “Indemnifying Party” has the meaning set forth in Section 9.1.

1.38                        “Indemnitees” has the meaning set forth in Section 9.1.

1.39                        “Intellectual Property” means collectively Patents, Know-How and Materials.

1.40                        “Joint Arising IP” has the meaning set forth in Section 7.2(c)

1.41                        “Joint Collaboration Patents” means Patents that are claiming Joint Arising IP.

1.42                        “Joint Materials” means the Materials described in Schedule 1.42 be produced under this Agreement in collaboration between ARIDIS and GSK using GSK Materials and formulating them in the form of OTF formulation based on ARIDIS and GSK Background IP.

1.43                        “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 2.1.

1.44                        “Know-How” means all tangible and intangible: (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.45                        “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.46                        “Legal Requirement” has the meaning set forth in Section 10.4(b).

1.47                        “License Agreement” means the agreement to be entered into by and between the Parties after exercise of the Option rights under Section 4.1(a), that will include the main terms set forth in Exhibit C.

1.48                        “Losses” has the meaning set forth in Section 9.1.

1.49                        “Materials” has the meaning set forth in Section 3.5(c)(i).

1.50                        “Material Receiving Party” has the meaning set forth in Section 3.5(c)(i).

1.51                        “Rotavirus Vaccine Field” means the prevention or treatment of diseases or infections caused by Rotavirus using any type of Rotavirus antigen (alone or in combination with any other active ingredient or adjuvant);

1.52                        “Rotavirus and Norovirus Combo Vaccine Field” means the prevention or treatment of diseases or infections caused by Rotavirus and Norovirus using any type of Rotavirus antigen in combination with any type of Norovirus antigen (alone or in combination with any other active ingredient or adjuvant);

1.53                        “Negotiation Period” has the meaning set forth in Section 4.1 (c).

1.54                        “Option” has the meaning set forth in Section 4.1(a).

1.55                        “Option Period” has the meaning set forth in Section 4.1 (b).

1.56                        “Party” or “Parties” has the meaning set forth in the preamble.

1.57                        “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, patents of addition, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing

1.58                        “Personal Information” has the meaning set forth in Section 8.3.

1.59                        “Public Statement” has the meaning set forth in Section 10.4(b).

1.60                        “Purpose” has the meaning set forth in Section 3.5(c)(i).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.61                        “Research Materials” means any product generated by either Party under the performance of the Collaboration Program, including Joint Materials and/or, without limitation, bio-conjugated antigens, antibodies, strains, cell lines and intermediates.

1.62                        “Sensitive Personal Information” has the meaning set forth in Section 8.3.

1.63                        “Term” has the meaning set forth in Section 11 .1 .

1.64                        “Territory” means any and all countries and territories of the world.

1.65                        “Third Party” means any entity other than ARIDIS or GSK or their respective Affiliates.

1.66                        “Transfer Record” has the meaning set forth in Section 3.5(c)(i).

1.67                        “Transferring Party” has the meaning set forth in Section 3.5(c)(i).

1.68                        “Vaccine Product” means a biological product that induces an antigen-specific immune response intended to prevent or treat the target disease or condition after administration to a human through any route of delivery, including intramuscular, intradermal, sublingual, intranasal or oral delivery.

1.69                        “Valid Claim” means a claim of any issued and unexpired Patent included within ARIDIS Patents, ARIDIS Arising IP or Joint Collaboration Patents, which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.70                        Interpretation.  In this Agreement, unless otherwise specified:

(a)                                 “includes” and “including” shall mean respectively includes without limitation and including without limitation;

(b)                                 words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)                                  words such as “herein”, “hereof’, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d)                                 the Exhibits, Schedules and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits, Schedules and other attachments.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

ARTICLE 2
GOVERNANCE

2.1                               Joint Steering Committee.  Within fifteen (15) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee the conduct of the Collaboration Program.  Each Party agrees to keep the JSC informed of its progress and activities under the Collaboration Program as described in this Section 2.

(a)                                 Membership.  The JSC shall consist of three (3) representatives of each Party, in each case that have sufficient seniority to make decisions arising within the scope of the JSC’s responsibilities.  Each Party shall communicate to the other Party the names of its representatives within fifteen (15) days from the Effective Date and may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 13.3.  Each Party may, subject to the other Party’s representatives’ prior approval, invite non-member representatives of such Party to attend meetings of the JSC as non-voting participants, subject to the confidentiality obligations of Article 10.  GSK shall designate a chairperson amongst its representatives (the “Chairperson”) to oversee the operation of the JSC.  The Chairperson shall have no additional powers or rights beyond those held by other JSC members.

(b)                                 Meetings.  The first scheduled meeting of the JSC shall be held no later than forty-five (45) days after the Effective Date.  Thereafter, prior to the expiration of the Collaboration Term, the JSC shall meet at least once each calendar quarter by teleconference or face-to-face, or more frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree.  Any Party may also call a special meeting of the JSC by at least ten (10) Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the other Party with materials reasonably adequate to enable an informed decision on such matter.  Meetings of the JSC that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.  The members of the JSC also may meet or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.  Prior to any JSC meeting, the Chairperson shall prepare and circulate an agenda for such meeting; provided, however, that ARIDIS may propose additional topics to be included on such agenda, prior to such meeting.  Meetings of the JSC shall be effective only if at least two (2) representatives of each Party are present or participating in such meeting.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

(c)                                  Minutes.  The Parties shall designate a secretary at each meeting who shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC and a list of any issues to be resolved by the Executive Officers pursuant to Section 2.1(e)(i).  Such minutes shall be effective only after approved by the Parties in writing.  With the sole exception of specific

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended items of the meeting minutes to which the members cannot agree and that are escalated to the Executive Officers as provided in Section 2.1(e)(i), definitive minutes of all JSC meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain.

(d)                                 Responsibilities.  The JSC shall:

(i)                                    provide oversight over the conduct of the Collaboration Program and facilitate communication and discussion between the Parties with respect to the conduct of the Collaboration Program;

(ii)                                nominate members of a joint technical team (number to be determined by the JSC) which will meet regularly by TC to monitor and evaluate the technical progress of the Collaboration Program;

(iii)                            review and approve plans and progress of work related to technical and scientific publications according to Section 1 0.3 ;

(iv)                             review and approve amendments to the Collaboration Program and associated budgets;

(v)                                 review and discuss Arising IP generated by the Parties in the course of performing the Collaboration Program and any further intellectual property matters under Articles 5 and 7 provided that any decision regarding such topic shall be made only if representatives from the IP departments of ARIDIS and GSK attend such meeting as ad-hoc member and have authority to decide on such matter;

(vi)                             discuss and resolve any disputes relating to the Collaboration Program;

(vii)                         track expenses against agreed budget and ensure compliance with timelines as set forth in the Collaboration Program; and

(viii)                     acknowledge and certify the completion of the work packages under the Collaboration Program (at the end of Stage 1 and if extended also the completion of the Collaboration Program at the end of Stage 2 as described in Exhibit B), which shall be done within thirty (30) days of the delivery of final data and results to be delivered by ARIDIS pursuant to the work packages under the Collaboration Program;

(ix)                             perform such other functions as agreed by the Parties in writing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(e)                                  Decision Making; Governance Principles.

(i)                                    All decisions of the JSC shall be made by unanimous vote, with ARIDIS’ representatives collectively having one (1) vote and representatives of GSK collectively having one (1) vote.  The JSC shall strive to seek consensus in its actions and decision making process.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the representatives on the JSC cannot reach a unanimous decision on such matter within thirty (30) calendar days after such matter was raised to the JSC for resolution, then such disagreement shall be referred to the Executive Officers for resolution.  ARIDIS shall provide GSK final deference on decisions regarding technical matters, provided such decisions are made in accordance with this Agreement and in good faith, and excluding any such matters as may increase ARIDIS’ obligations or decrease its rights hereunder.

(ii)                                GSK shall at all times exercise its final decision-making authority using reasonable scientific and business judgment, in compliance with applicable Laws, and in accordance with its obligations to use Commercially Reasonable Efforts.  To the extent that GSK, determines that amendments to the Collaboration Program are desired, and such amendments would increase or decrease the quantity or the scope of activities to be performed by ARIDIS, then the Parties shall discuss such additional or reduced activities in good faith.  ARIDIS shall use Commercially Reasonable Efforts to accommodate such additional activities, in consideration for additional funding as appropriate, though ARIDIS shall not be obligated to undertake additional activities which would materially increase its obligations hereunder except in its sole discretion.  If additional material financial or other resources are required to fulfil the increased quantity or scope of activities requested by GSK, then the Parties shall discuss the funding of such additional resources.  If the Parties cannot agree on the funding of these costs, then ARIDIS shall not be obligated to perform the increased quantity or scope of activities requested by GSK and GSK shall not be obligated to provide additional funding for such increased scope of activities.  For the avoidance of doubt, nothing herein is intended to prevent the JSC from making non-material amendments to the Collaboration Program that do not impose on ARIDIS additional obligations, including financial obligations.

2.2                               Alliance Managers.  Within fifteen (15) days after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of vaccines research and development issues, to act as its alliance manager under this Agreement (the “Alliance Manager”).  The Alliance Managers shall serve as the primary contact points between the Parties and be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties.  Each Party may replace its Alliance Manager at any time upon written notice to the other Party.  The Alliance Managers (if not already a member of the JSC) shall attend each meeting of the JSC as non-voting members.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

2.3                               Limitation on Committee Power.  the JSC shall only have the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of this Agreement; or (c) determine any such issue in a manner that would conflict with the terms and conditions of this Agreement.

ARTICLE 3
RESEARCH COLLABORATION PROGRAM

3.1                               Overview.  Subject to the terms and conditions of this Agreement, the Parties agree to to establish an exclusive Collaboration Program as described in Exhibit B for further research on the application of fast dissolving oral thin film technology to Vaccine Products in the Field (the “Collaboration”).  During the Term, and during the Option Period and Negotiation Period if triggered by GSK under Section 4.1 (b) and (c), ARIDIS agrees not to collaborate to develop oral thin film formulation(s) with Third Parties for use in the Field while GSK on the contrary shall be free to collaborate with Third Parties in the Field.

3.2                               Collaboration Program.  The Parties shall conduct their collaboration pursuant to the Collaboration Program that sets forth specific activities to be pursued by each Party, divided up in several work packages, with pre-agreed criteria specified in the Collaboration Program which is attached to this Agreement as Exhibit B.  The initial Exhibit B, as attached hereto, shall be supplemented with an expanded document detailing the specific activities, reporting, and success criteria for the Parties, encompassed within the work packages for Stage 1 (WP1, WP2, and WP 3) of the Collaboration Program as are set out in the Exhibit B and in accordance with the budgets set out for each; this expanded Exhibit B shall be designed and approved by the JSC in accordance with section 2.1 (d)(iv), and it is expected that the JSC shall complete such Exhibit B at the first meeting noted in section 2.1 (b) or as soon thereafter as is practicable.  Each work package must be met in full prior to initiating a subsequent work package, and budgets and timelines associated with such activities.  As of the Effective Date, the Parties have agreed upon the initial Collaboration Program and associated budget under Exhibit B.  From time to time (at least on an annual basis), the JSC shall review, and as may be needed, and approve amendments to the then-current Collaboration Program and associated budget, provided that any increase of the budget in excess of one hundred and ten percent (110%) of the budgeted Collaboration Funding (as defined below) will also require an amendment to this Agreement to be signed by the Parties.  Once approved by the JSC, such revised Collaboration Program and budget shall replace the prior applicable Collaboration Program and budget.  If the terms of a Collaboration Program contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern and control.

3.3                               Term.

(a)                                 Subject to the extension provided in Section 3.3(b) and 3.3 (c), the term of the Collaboration (the “Collaboration Term”) shall commence on the Effective Date and expire twenty-four (24) months thereafter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(b)                                 If ARIDIS does not diligently perform its responsibilities under the Collaboration Program as specified in the initial Collaboration Program (covering Stage 1 and, if this Agreement is extended to Stage 2, also covering Stage 2) attached as Exhibit B (including but not limited to the timely delivery of information and/or Materials to be provided under the workplans under the Collaboration Program) and such breach of its diligence performance causes a delay in reaching the milestones as set forth in the Collaboration Program (whereby for both preceding elements the burden of proof lies with GSK), then at the option of GSK the Collaboration Ten-n (i) shall be extended by the amount of time completion of the ARIDIS’ activities is delayed provided that such extension shall not cause GSK to incur any additional cost or any other increase in Collaboration Funding or Option Fees or (ii) should such delay exceed 6 months GSK shall have the right to terminate the Agreement pursuant to Section 11.3.

(c)                                  GSK shall also have the right to request extension of the Collaboration Term for reasons other than as described in sub-paragraph 3.3 (b) (including in order to proceed to Stage 2 of Exhibit B) above for up to three (3) additional periods (each a “Collaboration Term Extension”), each of twelve (12) months if additional scientific work is needed in GSK’s reasonable opinion to reach a successful completion of the Collaboration Program .  In that case the Parties shall negotiate in good faith toward an extension of the Collaboration Program and Collaboration Funding to cover ARIDIS activities during the Collaboration Term Extension and the Option Period shall be extended automatically subject to the payment of the Annual Fee described in Section 6.1 (b) below.

(d)                                 GSK may exercise the Collaboration Term Extension by providing written notice to ARIDIS at any time before the expiration of the current Collaboration Term (as may have already been extended as described in 3.3 (b) above); however, no extension is effective until the Parties agree upon terms of the additional Collaboration Funding.

3.4                               Collaboration Funding.  GSK shall be responsible for paying ARIDIS’ Development Costs specified in the budget incurred solely in connection with the conduct of the Collaboration Program (and not for activities outside of the conduct of the Collaboration Program or in furtherance of ARIDIS’ existing collaborations with Third Parties) in accordance with the applicable budget agreed upon by the Parties as specified in Exhibit B (the “Collaboration Funding”).  GSK shall pay ARIDIS for the Collaboration Funding as set forth in Section 6.2.  For the avoidance of doubt, GSK shall be responsible for all costs and expenses incurred by GSK to conduct the Collaboration Program.

3.5                               Conduct of Collaboration.

(a)                                 Compliance with Laws.  Each Party shall use Commercially Reasonable Efforts to carry out the activities assigned to it under the Collaboration Program, and shall conduct such activities in good scientific manner and in compliance in all material respects with the principles set forth in the attached Exhibit E (to the extent such principles are applicable to the activities being conducted by that Party) and in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended compliance with all applicable Laws, including applicable national and international guidelines such as GLP.

(b)                       Data Integrity.  Each of the Parties acknowledges the importance of ensuring that the activities conducted under the Collaboration Program are undertaken in accordance with the following good data management practices, and shall use Commercially Reasonable Efforts to ensure the following:

(i)                                    data are being generated using sound scientific techniques and processes;

(ii)                                data are being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by personnel conducting research or development hereunder;

(iii)                            data are being analyzed appropriately without bias in accordance with good scientific practices; and

(iv)                             data and results are being stored securely and can be easily retrieved.

(c)                                  Material Transfer.

(i)                                    In order to facilitate activities of the Parties under the Collaboration Program, either Party (referred to in this Section 3.5(c) as the “Transferring Party”) may provide to the other Party (referred to in this Section 3.5(c) as the “Material Receiving Party”) certain materials, including Research Materials (such materials provided hereunder are referred to, collectively, as “Materials”) for use by the Material Receiving Party in furtherance of its rights and the conduct of its obligations under the Collaboration Program and, in the event GSK exercises the Option, in furtherance of its rights under the License, as applicable (the “Purpose”).  All transfers of such Materials by the Transferring Party to the Material Receiving Party shall be documented in writing (the “Transfer Record”) in the form attached hereto as Exhibit F that sets forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such Material and the Purpose.

(ii)                                Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the Material Receiving Party shall remain the sole property of the Transferring Party, shall only be used by the Material Receiving Party in furtherance of the Purpose, and shall be returned to the Transferring Party upon the termination of this Agreement or upon the discontinuation of the use of such Materials (whichever occurs first).  Notwithstanding anything to the contrary herein, Joint Materials will remain jointly owned irrespective of transfer of such Joint Materials between the Parties.  The Material Receiving Party shall not cause the Materials to be used by or delivered to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended or for the benefit of any Third Party without the prior written consent of the Transferring Party.

(iii)                            At the time the Transferring Party provides Materials to the Material Receiving Party as provided herein and to the extent not separately licensed under this Agreement, the Transferring Party hereby grants to the other Party a non-exclusive license under the Patents and Know-How Controlled by it to use such Materials solely for the Purpose.

(iv)                             The Parties agree that the exchanged Materials: (A) shall be used in compliance with applicable Laws; (B) shall not be used in animals intended to be kept as domestic pets; (C) shall not be transferred to a Third Party except if this is provided for and is done in accordance with this Agreement; and (D) shall not be reverse engineered or chemically analyzed, except if this is provided for in the applicable Collaboration Program.

(v)                                 THE MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 3.5(c) ARE SUPPLIED “AS IS” AND NOT FOR USE IN HUMANS EXCEPT AS EXPRESSLY AGREED BY THE PARTIES IN WRITING, AND THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

(vi)                             The Material Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials.  The Transferring Party shall not be liable to the Material Receiving Party for any loss, claim or demand made by the Material Receiving Party, or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the Transferring Party.

3.6                               Records and Reports.  With respect to each calendar quarter during the Collaboration Term (as may be extended under Section 3.3) and more or less frequently as the Parties mutually deem appropriate, ARIDIS shall provide detailed progress updates to GSK on the status of its activities under the Collaboration Program, including (i) summaries of data associated with activities allocated to ARIDIS in each work package (ii) a timetable for likely completion of the activities allocated to ARIDIS in each work package and (iii) any other information that has been identified by GSK for inclusion in such updates.  GSK has the right to request from ARIDIS and receive from ARIDIS any raw data generated in the performance of the Collaboration Program.  Upon completion of each work package ARIDIS shall submit to GSK a final report with all data generated as part of such work package (hereinafter “Final Work Package Report”)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

3.7                               Subcontractors.  Neither Party shall subcontract any portion of the performance of Collaboration Program to a Third Party without the other Party’s prior written approval except for the subcontractors listed in Exhibit B1 for which the Parties have already expressed their approval.  Any approved subcontractor will be required to execute a written agreement which extends all relevant obligations under this Agreement to the subcontractors, including obligations of confidentiality and non-use regarding Confidential Information and an obligation to assign or otherwise grant exclusive, sublicensable rights to all intellectual property developed in the course of performing any such work under the Collaboration Program to the Party retaining such subcontractor.  Each Party shall remain responsible for any obligations under the Collaboration Program that have been delegated or subcontracted to any subcontractor, and shall be responsible for the performance of its subcontractor(s).

ARTICLE 4
OPTION RIGHTS

4.1                               Options.

(a)                                 Subject to the terms and conditions of this Agreement, ARIDIS hereby grants to GSK an exclusive option (the “Option”) to obtain :

(i)                                    an exclusive, worldwide, royalty bearing license, with the right to grant sublicenses, under ARIDIS Arising IP and ARIDIS’ s interest in the Joint Arising IP and

(ii)                                a non-exclusive, worldwide, royalty bearing license, with the right to grant sublicenses, under ARIDIS Background IP to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale and import the Vaccine Products in the Field.

(b)                                 GSK may exercise the Option by providing written notice to ARIDIS at any time during the Collaboration Term (as may be extended under Section 3.3) and 6 (six) months after the acknowledgment by the JSC of the completion of the Collaboration Program according to Section 2.1(d)(viii) (the “Option Period-).

(c)                                  Upon GSK’s exercise of its Option rights under this Section 4.1 (a), the Parties shall negotiate the terms of the License Agreement in good faith within ninety (90) Business Days following notification by GSK of exercise of said Option rights, or for such additional time as may be mutually agreed by the Parties (the “Negotiation Period”).  The License Agreement shall include the main terms that are set forth in Exhibit C as well as other usual terms in a license agreement which terms shall be negotiated in good faith by the Parties.

(d)                                 Subject to Section 11.5, if as of the expiration of the Term, the License Agreement is not executed between the Parties, then:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(i)                                    Subject to any other provision in this Agreement providing one Party with exclusive rights after the expiration of the Term, each Party and its Affiliates shall have the right (as joint owner and without any requirement of gaining the consent of, or accounting to, the other Party) to practice its interests in any Joint Arising IP and Joint Collaboration Patents in and outside the Field but if a Party decides to grant a license to a Third Party under Joint Arising IP for use in the Field, it shall be required to share equally the revenues of such license (to the extent relating to the license of Joint Arising IP) with the other Party and such license shall be non-exclusive only; and

(ii)                                For the avoidance of doubt, GSK shall have no obligation to enter into discussions with ARIDIS regarding any license or other access to GSK Intellectual Property.

(e)                                  Notwithstanding anything to the contrary herein, if GSK exercises the Option in the Field and the Parties execute the License Agreement then, each Party and its Affiliates shall thereafter have the right to practice its interests in the Joint Collaboration Patents and, subject to confidentiality obligations, the Joint Arising IP solely outside the Field as joint owner, without any requirement of gaining the consent of, or accounting to, the other Party but not to grant license to Third Parties in the Field.

ARTICLE 5
COLLABORATION LICENSES

5.1                               Collaboration License Under ARIDIS Intellectual Property.  Subject to the terms and conditions of this Agreement, ARIDIS hereby grants to GSK a non-exclusive, worldwide license, under the ARIDIS Intellectual Property for the sole purpose of carrying out GSK’s obligations and research rights under the Collaboration Program, which license shall become effective on the Effective Date and shall expire upon the later of the expiration of the Collaboration Term (as may be extended under Section 3.3) or the expiration of the Negotiation Period.

5.2                               Collaboration License Under GSK Intellectual Property.  Subject to the terms and conditions of this Agreement, GSK hereby grants to ARIDIS a non-exclusive, worldwide license, under GSK Intellectual Property for the sole purpose of carrying out ARIDIS’ obligations under the Collaboration Program, which license shall become effective on the Effective Date and shall expire upon the expiration of the Collaboration Term (as may be extended under Section 3.3).

5.3                               No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any option, license or other right to any intellectual property right of such Party.  Neither Party shall, nor permit any of its Affiliates or sublicensees to, practice any intellectual property rights licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

ARTICLE 6
COMPENSATION

6.1                               Option Fee Payment.  In consideration of the rights granted to GSK under Articles 4 and 5 hereof, GSK shall pay to ARIDIS

(a)                                 a one time Execution Fee of [***] (“Execution Fee”) and

(b)                                 an annual payment of [***] (“Annual Fees”) during the Collaboration Term and the Collaboration Term Extension(s).

6.2                          Such payments shall be payable by wire transfer of immediately available funds in accordance with wire transfer instructions of ARIDIS provided in writing to GSK on or prior to the Effective Date.  The Execution Fee shall be due only once at Effective Date.  The Annual Fees shall be due annually and being first payable one year after the Effective Date.  Such payments shall be performed by GSK within ninety (90) days from the end of the month of GSK’s receipt of an invoice from ARIDIS, which invoice shall refer to a purchase order number to be supplied by GSK and be sent in paper format to Jean-Marc Karlshausen, GSK finance department, avenue Fleming 20, 1300 Wavre, Belgium, with an electronic copy sent to Anne-Laure Puaux (anne-laure.j.puaux@gsk.com).

6.3                               The Parties agree that the Execution Fee and Annual Fees are non-refundable and non-creditable unless following the exercise of rights under Article 4 by GSK the Parties enter into a License Agreement.  In such case the Execution Fee and Annual Fees paid to ARIDIS by GSK under Section 6.1 will be credited against any payment due by GSK to ARIDIS under such License Agreement including without limitation milestone payments and payment for royalties, but expressly excluding the License Initiation Fee that would be payable if GSK enters into a License Agreement with ARIDIS.

6.4                               Payment of Collaboration Funding.  In addition to the amounts listed in Section 6.1, GSK shall pay to ARIDIS the Collaboration Funding as agreed in Exhibit B and according to the schedule of payments set out therein.  Subject to the oversight and approval by the JSC under Section 2.1 (d), within fifteen (15) days after the end of each calendar quarter during the Collaboration Term, ARIDIS shall submit to GSK a reasonably detailed report and any additional documentation reasonably requested by GSK, setting forth all amounts under the Collaboration Funding actually incurred by ARIDIS in the conduct of the Collaboration Program and in accordance with the associated budget during such calendar quarter, as detailed in Exhibit B.  GSK shall pay to ARIDIS any Collaboration Funding incurred and not previously paid in advance according to the schedule set out in Exhibit B, as set forth in such report once approved by the JSC; provided, that, any Collaboration Funding incurred in excess of one hundred and ten percent (110%) of the budgeted Collaboration Funding for the applicable quarter shall be borne by ARIDIS unless such overage was approved in advance by the JSC and documented by an amendment to this Agreement signed by the Parties.  GSK shall pay such Collaboration Funding at the end of the month following thirty (30) days after receipt of an invoice from ARIDIS, which invoice shall i) refer to a purchase order number to be supplied by GSK and ii) be sent in paper format to GSK Accounting Service, rue de l’Institut 89, 1330 Rixensart, Belgium with an

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended electronic copy sent to Stephane Carryn (stephane.x.carryn@gsk.com).  For the avoidance of doubt, the Collaboration Funding paid to ARIDIS by GSK shall be used by ARIDIS solely to cover the costs of the conduct of the Collaboration Program that are incurred after the Effective Date.

ARTICLE 7
INTELLECTUAL PROPERTY MATTERS

7.1                               Ownership of Background IP.  Except for such rights that are expressly granted by one Party to the other Party hereunder, ARIDIS shall retain all of its rights, title and interest in and to the ARIDIS Background IP and GSK shall retain all of its rights, title and interest in and to the GSK Background IP.

7.2                               Ownership of Arising IP.  Notwithstanding Section 7.1, the ownership of all Intellectual Property made by either Party (whether alone or jointly with the other Party) during and as a result of the performance of its obligations under the FOA and the Collaboration Program including any improvement or modification of Patents, Know How and Materials under the Control of either Party and necessary or reasonably useful for the making, having made, using, selling, offering for sale and import of the Vaccine Products, (the “Arising IP”) is as follows:

(a)                                 By ARIDIS.  ARIDIS shall solely own all Arising IP that is made solely by or on behalf of ARIDIS and solely related to ARIDIS Background IP (“ARIDIS Arising IP”).

(b)                                 By GSK.  GSK shall solely own all Arising IP that is made solely by or on behalf of GSK and solely related to GSK Background IP (“GSK Arising IP”).

(c)                                  Joint Ownership.  Any Arising IP that is not ARIDIS Arising IP and is not GSK Arising IP, shall be jointly owned by the Parties and each Party shall own an equal share of such joint ownership rights (“Joint Arising IP”).

7.3                               Use and Disclosure of Arising IP.

(a)                                 Each Party shall promptly disclose to the other Party under confidentiality all Arising IP owned by it, at the latest before filing a patent application, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the inventions.

(b)                                 Neither Party shall disclose to, or use with any Third Party any Arising IP before the expiration of the Term.  For clarity, (1) each Party shall have the right to use its own Arising IP and Joint Arising IP for internal research purposes during the Term, (2) neither Party shall have the right to grant nonexclusive or exclusive licenses to any Third Party for any reason to its interests in the Joint Arising IP and the Joint Collaboration Patents during the Term.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

7.4                               Prosecution of Patents.

(a)                                 ARIDIS Patents.

(i)                                    ARIDIS shall have the sole and exclusive right, to prepare, file, prosecute and maintain all ARIDIS Patents at its sole cost and expense.  ARIDIS shall keep GSK duly informed during the course of the Patent process regarding Patents claiming ARIDIS Arising IP.  To the extent that Patents claiming ARIDIS Arising IP contain subject matter that could conflict with Joint Collaboration Patents, such ARIDIS Patents shall be discussed with GSK, and ARIDIS shall inform GSK regarding any material change in protection and consult with GSK how to minimise conflict during patent prosecution provided however that ARIDIS shall have the final say.

(ii)                                If ARIDIS decides to cease the prosecution or maintenance of any Patent claiming ARIDIS Arising IP, it shall notify GSK in writing sufficiently in advance so that GSK may, at its discretion, assume the responsibility for the prosecution or maintenance of such Patent, at GSK’s cost and expense.  GSK shall notify ARIDIS of its decision to assume the responsibility of such prosecution and/or maintenance within thirty (45) days of ARIDIS’ s notice to cease such activities.  If, within such time, ARIDIS has not received notice of GSK’s decision to assume prosecution and maintenance ARIDIS shall be free to cease such prosecution and maintenance.

(b)                                 Joint Collaboration Patents.

(i)                                    The responsibility and strategy for filing prosecution and maintenance, and for enforcement, of any Joint Collaboration Patents shall rest, at GSK’s option, (1) exclusively with GSK, at its cost, or (2) if desired by GSK and upon agreement by ARIDIS, jointly with GSK and ARIDIS, at joint cost and expense shared equally between the Parties (unless otherwise agreed by the Parties).  GSK shall keep ARIDIS reasonably informed as to material developments with respect to the prosecution and maintenance, and enforcement, of such Joint Collaboration Patents.  GSK shall give ARIDIS a reasonable opportunity to review the application or submission before filing, shall provide a copy thereof to ARIDIS and shall consult ARIDIS with respect thereto and in particular, if at joint cost, with respect to all costs arising (whether to patent attorneys or otherwise) in relation to the prosecution and maintenance, and enforcement, of such Joint Collaboration Patents.  ARIDIS agrees to give GSK its consent to allow GSK to enforce Joint Collaboration Patents vis-à-vis Third Parties in jurisdictions where such consent is required, (except if such Third Parties have been properly licensed by ARIDIS or GSK).

(ii)                                If, during the Term, GSK intends to allow any Joint Collaboration Patent to lapse or become abandoned without having first filed a substitute, GSK shall notify ARIDIS of such intention at least sixty (60) calendar

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended days prior to the date upon which such Patent shall lapse or become abandoned, and ARIDIS shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution and maintenance, and enforcement, thereof at its sole cost and expense, with counsel of its own choice.  Such prosecution and maintenance by ARIDIS shall be made in the name of ARIDIS (or an Affiliate of ARIDIS) as assignee of GSK, including the conduct of defense of any claims or proceeding related to such claim, patent or patent application and GSK shall assign to ARIDIS its entire right in such claim, patent or patent application.

(c)                                  GSK Patents.  GSK shall have the sole and exclusive right to prepare, file, prosecute and maintain GSK Patents at its sole cost and expense.  GSK shall keep ARIDIS reasonably informed during the course of the Patent process regarding Patents claiming GSK Arising IP.  To the extent that Patents claiming GSK Arising IP contain subject matter that could conflict with Patents covering Joint Collaboration Patents, such GSK Patents shall be discussed with ARIDIS, and GSK shall inform ARIDIS regarding any material change in protection and consult with ARIDIS how to minimise conflict during patent prosecution provided however that GSK shall have the final say.

(d)                                 Cooperation.  Each Party shall provide the other Party all reasonable assistance and cooperation, at the prosecuting Party’s request, in the patent prosecution efforts provided above in this Section 7.4, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

7.5                               Patent Challenge by Third Parties

(i)                                    If a Third Party files a claim challenging the validity or enforceability of the Joint Collaboration Patents, GSK shall have the sole rights to defend and control any action or proceeding at its own cost and with a counsel of its own choice.  ARIDIS shall have the right to be represented in such proceedings at its own cost.  If GSK decides to cease the defence of any Joint Collaboration Patent, it shall notify ARIDIS in writing sufficiently in advance so that ARIDIS may, at its discretion, assume the responsibility for the defence of such Joint Collaboration Patent, at ARIDIS cost and expense.  ARIDIS shall notify GSK of its decision to assume the responsibility of such defence within thirty (30) days of GSK’s notice to cease such defence.  If, within such time, GSK has not received notice of ARIDIS’ decision to assume such defence, GSK shall be free to cease such defence.  In any case the defence of such action or proceeding shall be discussed by the representatives of the Parties at the Joint Steering Committee.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

ARTICLE 8
REPRESENTATIONS AND WARRANTIES; COVENANTS

8.1                               Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)                                 Corporate Existence.  As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

(b)                                 Corporate Power, Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

8.2                               Additional Representations and Warranties of ARIDIS.  ARIDIS represents and warrants to GSK as follows, as of the Effective Date:

(a)                                 To the best of its knowledge it Controls the ARIDIS Background IP, and has all rights necessary under the ARIDIS Background IP to grant the options, licenses and other rights to GSK as purported to be granted pursuant to this Agreement;

(b)                                 It has not received any written notice from any Third Party asserting or alleging that the development or practice of the ARIDIS Background IP infringes or misappropriates the intellectual property rights of such Third Party, and it has no knowledge that GSK’s practice of the rights granted to GSK hereunder would infringe the intellectual property rights of any Third Party;

(c)                                  There are no pending, and to ARIDIS’ knowledge, no threatened, adverse actions, suits or proceedings against ARIDIS involving the ARIDIS Background IP;

(d)                                 It has not granted any right or license to any Third Party relating to any of the ARIDIS Know-How or ARIDIS Patents that would conflict with any of the rights or licenses granted to GSK hereunder and prohibit GSK from exercising such rights;

(e)                                  It has disclosed to GSK all material information received by ARIDIS concerning the institution of any interference, opposition, reexamination, reissue, revocation, or nullification or any official proceeding involving any ARIDIS Patent anywhere in the Territory (for the avoidance of doubt, the phrase “official proceeding” as used herein is not intended to mean ordinary prosecution and maintenance activities);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(f)                                   To its knowledge, it is not in violation of any Anti-Corruption Laws;

(g)                                 It acknowledges receipt of GSK’s “Prevention of Corruption —Third Party Guidelines” which are attached hereto as Exhibit D, and agrees to perform its obligations under the Agreement in accordance with the principles set out therein;

(h)                                 It acknowledges that, in entering into this Agreement, GSK has relied upon information supplied by ARIDIS and information which ARIDIS has caused to be supplied to GSK by ARIDIS’s officers regarding ARIDIS Background IP.  ARIDIS represents and warrants to GSK that, to ARIDIS’ knowledge the information provided to GSK in connection with this Agreement is accurate in all material respects.  ARIDIS further warrants and represents to GSK that it has not, as of the Effective Date, intentionally omitted to furnish GSK with any material information known to ARIDIS concerning ARIDIS Background IP or the transactions contemplated by this Agreement, which would reasonably be considered to have a materially adverse effect on ARIDIS Background IP or the performance of the Collaboration Program.

8.3                               ARIDIS Covenant; Mutual Covenants, Compliance.  Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the performance of its obligations under this Agreement, including all applicable Anti-Corruption Laws, and all applicable Laws relating to the privacy and security of Personal Information collected, recorded, used, disclosed, transferred, destroyed or otherwise processed under this Agreement.  “Personal Information” shall mean any information or set of information relating to a person that identifies such person or could reasonably be used to identify such person, regardless of the medium in which such information is displayed, including, without limitation, Sensitive Personal Information.  “Sensitive Personal Information” shall mean any Personal Information relating to a person where the unauthorized acquisition, use, modification, loss or disclosure of such Personal Information presents a greater risk of harm to such person, including without limitation a person’s race or ethnicity, political opinions, religious or philosophical beliefs, trade union membership, commission of criminal offences (and related proceedings), health, sex life or sexual orientation, government issued identification numbers (e.g. social security numbers or national IDs) or credit or debit card.

8.4                               Except as set forth in this Article 9 concerning the ARIDIS Background IP ARIDIS disclaims any warranty or guarantee that the application of the ARIDIS Background IP to Vaccine Products in the Field or the development of Vaccine Products will be successful in whole or in part or that the Vaccine Products will be suitable for commercialization.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE CONDUCT OF THE COLLABORATION PROGRAM WILL BE SUCCESSFUL, IN WHOLE OR IN PART.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL SUCH

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 9
INDEMNIFICATION

9.1                               Each Party (the “Indemnifying Party”) shall defend, indemnify, and hold the Other Party (the “Indemnified Party”) and its Affiliates and their respective officers, directors, employees, and agents (the “Indemnitees”) harmless from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively, “Losses”), arising out of or resulting from any Third Party suits, claims, actions, proceedings or demands (“Claims”) to the extent that such Claims arise out of, are based on, or result from: (a) the breach of any of the Indemnifying Party’s obligations under this Agreement, including Indemnifying Party’s representations and warranties set forth herein; (b) the willful misconduct or grossly negligent acts of Indemnifying Party, its Affiliates, sublicensees, subcontractors, or the officers, directors, employees, or agents of Indemnifying Party or its Affiliates; (c) the negligent conduct of Indemnifying Party’s activities under the Collaboration Program.  The foregoing indemnity obligation shall not apply to the extent that (i) the Indemnitees fail to comply with the indemnification procedures set forth in Section 9.2 and Indemnifying Party’s defense of the relevant Claims is prejudiced by such failure or that (ii) the Indemnitees caused such Losses by their willful misconduct or negligent acts.

9.2                               Indemnification Procedures.  The Indemnified Party shall give written notice to the Indemnifying Party promptly after learning of such Claim.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defence of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defence with counsel of its own choosing at its sole expense; provided, that the Indemnifying Party shall have the right to assume and conduct the defence of the Claim with counsel of its choice.  The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld.  So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defence of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 9.

9.3                               Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING ANY LOSS OF PROFITS, EARNINGS, GOODWILL, SAVINGS OR BUSINESS SUFFERED BY ARIDIS OR GSK) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

NOTHING IN THIS SECTION 9.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 10.

9.4                               Insurance.  Each Party shall procure and maintain insurance, or in GSK’s case, self-insure, consistent with normal business practices of prudent companies similarly situated at all times during the Term of this Agreement which, in the case of ARIDIS, are reasonable and customary in the United States for companies of comparable size in the life sciences industry.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 10.  Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance.

9.5                               Special note regarding limitation of ARIDIS’ liability and limitation of ARIDIS’ indemnification rights.  In no circumstance shall ARIDIS be liable to GSK or any party for any liability under this Agreement in excess of the amounts paid to it by GSK hereunder.  WITH RESPECT TO ANY VACCINE PRODUCT OR OTHER DRUG OR SERVICE CONTEMPLATED BY THIS AGREEMENT OR THE LICENSE OPTIONED UNDER SECTION 4, EXCEPT FOR THE CASE OF ARIDIS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT TO THE EXTENT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT HAVE CONTRIBUTED TO SAID LIABILITY.  IN NO CIRCUMSTANCE SHALL ARIDIS BE LIABLE TO GSK, ITS AFFILIATES, SUBLICENSEES, DISTRIBUTORS OF PRODUCT, AGENTS OR OTHER INDEMNITEES, NOR ANY RECIPIENT, FOR ANY USE OF SUCH VACCINE PRODUCT, DRUG OR SERVICE BY GSK, WHETHER IN CLINICAL TRIAL OR OTHERWISE, AND GSK SHALL INDEMNIFY ARIDIS AGAINST ALL LIABILITIES RESULTING FROM ANY SUCH USE.

ARTICLE 10
CONFIDENTIALITY- PUBLICATION- PUBLICITY

10.1                        Confidentiality.  Each Party agrees that, during the Term and for a period of ten (10) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties.  The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 was disclosed to the receiving Party or its Affiliate on a non-confidential basis by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e)                                  was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by written records made contemporaneous with such discovery or development and kept in the ordinary course of business, or other similar documentary proof of actual knowledge by the receiving Party.

Notwithstanding the definition of “Confidential Information” in Article 1, all Joint Arising IP, shall be treated confidentially by both Parties and shall be owned in accordance with Section 7.3.

10.2                        Authorized Disclosure.  Notwithstanding the obligations set forth in Section10.1, a Party may disclose the other Party’s Confidential Information to the extent:

(a)                                 such disclosure is reasonably necessary (i) for the filing or prosecuting Patents as contemplated by this Agreement; (ii) in the case of GSK, to comply with the requirements of regulatory authorities with respect to obtaining regulatory approval of a Vaccine Product; or (iii) for pro secuting or defending litigation as contemplated by this Agreement;

(b)                                 such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(c)                                  such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.2(a) or 10.2(c), such Party shall promptly notify the other Party such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

10.3                        Technical Publication.  Neither Party may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under the Collaboration Program, without the opportunity for prior review by the other Party and the JSC, except to the extent required by applicable Laws.  A Party seeking publication

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended shall provide the other Party the opportunity to review and comment on any proposed publication that contains the results of studies carried out under the Collaboration Program at least ninety (90) days prior to its intended submission for publication.  The other Party shall provide the Party seeking publication with its comments in writing, if any, within ninety (90) days after receipt of such proposed publication.  The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication.  In addition, the Party seeking publication shall delay the submission for a period up to ninety (90) days after the other Party’s receipt of the proposed publication in the event that the other Party can demonstrate reasonable need for such delay to prepare and file a patent application.  If the other Party fails to provide its comments to the Party seeking publication within such ninety (90) day period, such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 10.3.  The Party seeking publication shall provide the other Party and the JSC a copy of the manuscript at the time of the submission.  Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.  Disputes among the Parties with regard to technical and scientific publications shall be discussed by the JSC whose decision thereon shall be final and binding for the Parties.

10.4                        Publicity; Terms of this Agreement.

(a)                                 The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject solely to the authorized disclosure provisions set forth in this Section 10.4 and Section 10.2.

(b)                                 Neither Party nor such Party’s Affiliates will make any public announcements, press releases, regulatory filing or other public disclosures, written or oral, whether to the public, the press, to GSK’s stockholders or otherwise, concerning this Agreement or the terms or the subject matter hereof, the performance hereof or the Parties’ activities hereunder, or any results or data arising hereunder (a “Public Statement”), except: (i) with the prior written consent of the other Party (such consent not to be unreasonably delayed or withheld but may be conditional upon certain restrictions as to the content and/or distribution of such Public Statement to ensure consistency with GSK’s policies, including GSK’s standards for Scientific Engagement); or (ii) for such Public Statements, as in the opinion of the counsel for the Party intending to make such Public Statement, are required to comply with applicable Laws (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement.

(c)                                  Each Party agrees to provide the other Party with a copy of any proposed Public Statement as soon as reasonably practicable under the circumstances prior to its scheduled release.  Each Party shall provide the other with an advance copy of any such Public Statement at least ten (10) business days prior to its scheduled release; provided, that if the Party proposing such Public Statement cannot provide the reviewing Party with ten (10) business days notice due to extraordinary circumstances beyond that Party’s control, such Party will use reasonable efforts to provide the reviewing Party with

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended the proposed Public Statement for comment at least forty-eight (48) hours before release.  Each Party furthermore shall have the right to review and recommend changes to any such Public Statement and, except as otherwise required by Legal Requirement, the Party whose Public Statement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure.

(d)                                 In addition to the foregoing each Party agrees to give the other Party a reasonable opportunity (to the extent consistent with Legal Requirements) to review all Public Statements required by Legal Requirements to be filed with the SEC or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

10.5                        Equitable Relief.  Each Party acknowledges that its breach of this Article 10 may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in monetary damages.  Therefore, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 11 by the other Party.

ARTICLE 11
TERM AND TERMINATION

11.1                        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 11, shall remain in effect until i) expiration of the Option Period or, ii) if GSK exercises its Option, until expiration of the Negotiation Period or execution of the License Agreement, whichever is the earliest (the “Term”):

11.2                        Termination by GSK for Convenience.  GSK may terminate this Agreement for any reason upon at least ninety (90) days prior written notice to ARIDIS.

11.3                        Termination for Breach.  GSK shall have the right to terminate the Agreement under Section 3.3(b) in the event ARIDIS’ breach of its diligence performance causes a delay in reaching the milestones as set forth in the Collaboration Program exceeding six (6) months Other than in such case, each Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written request to remedy such material breach, which identifies such material breach in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice (or within thirty (30) days from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any amounts due hereunder).

11.4                        Termination for Bankruptcy.  Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party upon such other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by such other Party (or an equivalent procedure including administration).  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.5                        Effects of Termination.  Upon any termination or expiration of this Agreement, and in case GSK has not exercised its Option, each Party and their Affiliates shall have the right to practice its interest in the Joint Arising IP in or outside the Field, without any requirement of gaining the consent of, or accounting to, the other Party other than as required pursuant to provisions otherwise included in this Agreement.  Prosecution of Patents covering Arising IP, including Joint Collaboration Patents, shall continue to be as set out in Section 7.  Practice of rights in Arising IP shall be as set out in Section 4.1(d)(i).

(a)                                 The following consequences shall apply only in the event of termination by GSK pursuant to Section 11.2 (Termination for Convenience) or by Aridis to Section 11.3 (Termination for Breach), or expiration of the Term:

(i)                                    Option.  GSK loses its right to exercise the Option.

(ii)                                Collaboration funding.  GSK shall pay ARIDIS for the Collaboration Funding incurred for activities performed up to the effective date of termination and for all non-cancellable costs according to the budget provided that ARIDIS shall exercise all Commercially Reasonable Efforts to minimize such costs, expenses and commitments.

(iii)                            Sole license to Joint Collaboration Patents.  ARIDIS shall have the right to request from GSK a sole license (with GSK and its Affiliates retaining rights for its own purposes), with the right to grant sublicenses, under GSK’s interest in any Joint Arising IP for use in and outside the Field on terms to be negotiated in good faith and agreed between the Parties, and GSK may grant such license or not in its sole discretion.

(iv)                             Transfer of Material Data.  GSK shall, at the option of ARIDIS, transfer to ARIDIS a copy of all material data, filings regarding the conduct of the Collaboration Program and ARIDIS will have the non-exclusive right to use such data and filings.  GSK shall, at the Option of ARIDIS, return to ARIDIS, and cease using, all Confidential Information of ARIDIS as well as Research Materials received from ARIDIS, except as required to continue its obligations set forth in this Section 11.5(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(b)                                 The following consequences shall apply only in the event of termination by GSK pursuant to Section 11.3 (Termination for Breach):

(i)                                    GSK shall retain the right to exercise the Option, pursuant to the terms of this Agreement, in particular Section 4.1;

(ii)                                If GSK exercises the Option:

(A)                               Joint Collaboration Patents will continue to be managed as set out in section 7.  GSK shall provide ARIDIS, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Collaboration Patents at least ten (10) Business Days in advance of intended submission, and shall provide ARIDIS with copies of material filings made with, and communication received from, patent authorities with respect to Joint Collaboration Patents.  GSK shall reasonably consider incorporating ARIDIS’s comments thereto.  ARIDIS may decide, in its sole discretion, to assign all its rights and interests in the Joint Collaboration Patent(s) to GSK, in that event if GSK agrees to such assignment all costs related to the prosecution and maintenance of such Joint Collaboration Patents shall be borne by GSK;

(iii)                            ARIDIS shall, at GSK’s request, return to GSK, and cease using, all Confidential Information of GSK as well as Research Materials received from GSK, except as required to continue its obligations set forth in this Section 11.5(b).

11.6                        Survival.  Except as otherwise provided herein, termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration.  Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Article 1, Sections 3.5 (b) and (c), 3.7, 4.1 (d) and (e), 5.3, 7.1, 7.2, 7.3, 7.4, 7.5, 8.4, Articles 9 and 10, Sections 11.5, 11.6, Article 12, Sections 13.1 and Sections 13.3 through 13.11.

ARTICLE 12
DISPUTE RESOLUTION

12.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 12 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

12.2                        Internal Resolution.  With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended the Parties shall refer such dispute to the Executive Officers of the Parties (SVP R&D for GSK Biologicals and CEO for ARIDIS) for attempted resolution by good faith negotiations within thirty (30) days after such notice is received by or referred to the Executive Officers.

12.3                        Dispute Resolution.  If the Parties are not able to resolve a dispute referred to them under Section 12.2 (including non-contractual disputes), then subject to Section 12.6, such dispute shall be finally resolved by final and binding arbitration conducted in accordance with the terms of this Section 12.4.  The arbitration will be held in London, United Kingdom according to Rules of Arbitration of the International Chamber of Commerce (“ICC”).  The arbitration will be conducted by a single arbitrator with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed by ICC within fifteen (15) days after commencement of the arbitration in accordance with applicable ICC rules.  Any arbitration herewith will be conducted in the English language.  The arbitrator will be instructed not to award any punitive or special damages and will render a written decision no later than six (6) months following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated.  Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 12.4.  With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages.  Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees); provided, that the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements.  All proceedings and decisions of the arbitrator shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 10.  From the date of submission of the dispute to the Executive Officers in Section 12.2, until such time as the dispute has become finally settled, the running of the time periods as to which a Party alleged to have breached the Agreement must cure such breach becomes suspended as to any breach that is the subject matter of the dispute.  Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof

12.4                        Equitable Relief.  Nothing in this Article 12 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute prior to any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

12.5                        Excluded Matters.  Notwithstanding Sections 12.2 through 12.4, any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patent may be submitted to the jurisdiction of the courts specified by the Brussels Convention or the European Patent Office or the courts in London, United Kingdom, subject to any available appeal including to the Supreme Court of London.

ARTICLE 13
MISCELLANEOUS

13.1                        Entire Agreement; Amendment.  This Agreement and the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement (except to the extent it relates to Information disclosed by or to IntelGenx Corp) and the FOA.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, terrorist act, labor strike or lock-out, epidemic, and fire, earthquake, storm or like catastrophe.  If a force majeure persists for more than ninety (90) days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

13.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 13.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to ARIDIS:

If by courier to:

ARIDIS
5941 Optical Court,
San Jose, CA 95138,
USA
Attention: CEO

If by facsimile:

+1 (408) 960-3822

If to GSK:

If by courier:

GlaxoSmithKline Biologicals S.A.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Rue de l’Institut 89
1330 Rixensart, Belgium
Attention: Senior Vice President, Business Development

If by facsimile:

+32 10 85 33 84

With a copy to (which shall not constitute notice):

GlaxoSmithKline Biologicals S.A.
Avenue Fleming, 20
1300 Wavre
Attention: Legal
Telephone: +32 10 85 24 35
Facsimile: +32 10 85 33 84

13.4                        No Strict Construction; Headings.  This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

13.5                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other (not to be unreasonably withheld or delayed), except that a Party may make such an assignment without the other Party’s consent to (i) an Affiliate (for so long as such entity remains an Affiliate) or (ii) a Third Party in connection with a Change of Control of such Party (such Third Party, an “Acquiror”).  Any successor or assignee of rights or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights or obligations.  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.5 shall be null, void and of no legal effect.

13.6                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.7                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

13.8                        No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

13.9                        Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

13.10                 English Language; Governing Law.  This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.  This Agreement and all disputes arising out of or related to this Agreement (including non-contractual disputes) or any breach hereof shall be governed by and construed under the laws of England and Wales, without giving effect to any choice of law principles that would require the application of the laws of a different state.

13.11                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature page follows}

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

GLAXOSMITHKLINE BIOLOGICALS S.A.		ARIDIS

By:	/s/ Antoon Loomans	By:	/s/ Vu Trong
Name:	Antoon Loomans	Name:	Vu Trong
Title:	Senior Vice President Legal Affairs	Title:	Chief Executive Officer

By:	/s/Emmanuel Hanon
Name:	Emmanuel Hanon
Title:	Senior Vice President
Vaccines Discovery & Development

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

LIST OF EXHIBITS:

Exhibit A:	Existing ARIDIS Patents

Exhibit B:	Collaboration Program, Budget, Schedule of Payments and Timelines

Exhibit B1	List of approved subcontractors

Exhibit C:	Main License Agreement Terms

Exhibit D:	Third Party Guidelines

Exhibit E:	R&D Principles

Exhibit F :	Material Transfer Record

Schedule 1.9:	ARIDIS Materials

Schedule 1.32:	GSK Materials

Schedule 1.42:	Joint Materials

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT A
EXISTING ARIDIS PATENTS

Aridis Ref	Attorney Docket Number	CC	Status	Application Number/ Publication No	Application Date	Patent Number	Grant Date	Title	Expiration Date
P108USp	136-000200US	US	Inactive	60/995,291	9/25/2007			Formulations for Preservation of Rotavirus
P108EPCH	136-000210CH	CH	Inactive	8834341,3 EP219728381	9/24/2008	2197283	7/17/2013
P108EPDE	136-000210DE	DE	Granted	8834341,3 EP2197283B1	9/24/2008	2197283	7/17/2013		9/24/2028
P108EP	136-000210EP	EP	Granted	8834341,3 EP2197283B1	9/24/2008	2197283	7/17/2013		9/24/2028
P108EPFR	136-000210FR	FR	Granted	8834341,3 EP2197283B1	9/24/2008	2197283	7/17/2013		9/24/2028
P108EPGB	136-000210GB	GB	Granted	8834341,3 EP2197283B1	9/24/2008	2197283	7/17/2013		9/24/2028
P108EPIT	136-0002101T	IT	Granted	8834341,3 EP2197283B1	9/24/2008	2197283	7/17/2013		9/24/2028
P108PC	136-000210PC	PCT	Inactive	PCT/US2008/01 1169	9/24/2008
P108US	136-000210US	US	Granted	12/733,920	9/24/2008	8,241,886	8/14/2012		4/30/2029
P112USprov	136-001100US	US	provisional	62347009	6/7/2016			Method for Preparation of Quick Dissolving Thin Films Containing Bioactive Material With Enhanced Thermal Stability

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Patent number	Publication date	Application number

AU2002360245A1	20030506	AU2002360245A

CA2458794A1	20030501	CA2458794A

CA2458794C	20130122	CA2458794A

EP1430117A2	20040623	EP02795489A

EP1430117A4	20060125	EP02795489A

US2004014164A1	20040122	US19906102A

US7101693B2	20060905	US19906102A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT B

Collaboration Program, Budget (including Go/No Go criteria), Schedule of Payments and Timelines

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

[Insert graphic of Deliverable, success criteria and constraints]

[Insert graphic of Milestones (technical)

[Insert graphic of First stage:  Formation Development, WP1, WP2 and WP3]

[Insert graphic of Excipients]

[Insert graphic of Analytical strategy]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule of Payments to finance the Collaboration Program :

GSK agrees to make advance payments to ARIDIS corresponding to [***] of the Collaboration Funding (for the corresponding WP) at initiation of each of WP 1, WP2, and WP 3 above.  Thus, upon initiation of WP1: [***] (on the Effective Date); initiation of WP2: [***]; initiation of WP3: [***]; with the remaining [***] —[***]— upon completion of Stage 1.

The Parties shall agree the Collaboration Funding for Stage 2 at least sixty (60) days before the commencement of Stage 2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT B1
LIST OF APPROVED SUBCONTRACTORS

(None at this time: any subcontractors will be presented to the Joint Steering

Committee for review prior to subcontracting.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT C

MAIN LICENCE AGREEMENT TERMS

“Licensed IP” is Intellectual Property subject to the Option Rights granted to GSK as defined in the Collaboration and Option Agreement (“Agreement”) section 4.1(a) namely ARIDIS Background IP, ARIDIS Arising IP and ARIDIS’ s interest in Joint Arising IP.

In the event GSK exercises the Option under Section 4.1(a) of the Agreement the Parties shall enter into a license agreement based on the following terms and conditions (“License Agreement”).  Unless specified otherwise herein the meaning of capitalized terms in this Exhibit C is the same as in the Agreement. :

(A)                               License Initiation Fee

A license initiation fee of six hundred thousand dollars [***] shall be due by GSK to ARIDIS within thirty (30) days from the execution of the License Agreement.

(B)                               Milestone Payments

GSK shall make the following milestone payments to ARIDIS:

•                                          Upon successful completion of the first phase I clinical trial conducted by GSK with the first Product: [***]

•                                          Upon successful completion of the first phase II clinical trial conducted by GSK with the first Product: [***]

•                                          Upon successful completion of the first phase Ill clinical trial conducted by GSK with the first Product: [***]

•                                          Upon the first PLA approval of the first Product in the EU: [***]

•                                          Upon the first PLA approval of the first Product in the US : [***]

For the purpose of the above milestone payments the term “PLA” shall mean a Product Licence Application.

Each milestone payment set forth above shall be payable only once.

For the avoidance of doubt and in accordance with Section 6.3 of the Agreement the Execution Fee and all Annual Payments paid by GSK pursuant to the Agreement shall be fully creditable against the milestones payments described above and against royalties to be paid by GSK as described below but shall however not be creditable against the License Initiation Fee.

The term “Product” shall be defined in the License Agreement and shall include any Vaccine Product in the Field which comprises, contains, incorporates, is covered by or is developed through

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended the use of any Licensed 1P.  GSK’s non-exclusive and exclusive rights to develop, manufacture, market and distribute Products in the Field and Territory are as described in section 4.1 of the Agreement.

(C)                               Royalties

GSK shall pay the following royalties on Net Sales (as such term is defined below in Section D of this Exhibit C) to ARIDIS:

•                                          (i) For any Product which, in the absence of the license granted by ARIDIS, would infringe a Valid Claim of any Patent falling within ARIDIS Patents, ARIDIS Arising IP and/or ARIDIS’ interest in Joint Arising IP (in the case of Joint Arising IP, including Products which would, in the absence of either a license granted by ARIDIS or ownership of Joint Arising IP by GSK, infringe a Valid Claim of any Joint Collaboration Patent) (in each case such Product being hereinafter referred to as “Patented Product”) :

[***] on Net Sales

•                                          (ii) Net Sales of any Product sold under contract or arrangement with GAVI or UNICEF (or similar GAVI contractor) in all countries qualifying as GAVI countries at the time of sales of the relevant Product :

[***] on Net Sales

•                                          (iii) For any Product that does not fall within the categories described in sub-paragraph (i) or (ii) above but comprises, contains, incorporates, or is developed through the use of any ARIDIS Know-How and/or ARIDIS Materials :

[***] on Net Sales

•                                          In the event that a license to patents owned and/or controlled by Third Parties is necessary for GSK in order to avoid infringement in practicing ARIDIS Intellectual Property under the License Agreement, [***] of the royalties payable by GSK to such Third Parties under such license shall be deducted from the royalties due under the License Agreement provided however that such deductions shall not cause the royalties due under the License Agreement to be reduced by more than [***].  (Note: This royalty reduction applies only to Third Party licenses required for the practice of Licensed IP; not for Third Party licenses as may be otherwise required for Product.)

•                                          GSK’s obligation to pay royalties under the License Agreement shall commence on the date of first commercial sale of the Product in the first country of the Territory and, shall continue until the later of:

•                                          10 years from first commercial sale in the U.S. or the E.U. or in a major market country (such term to be defined in the License Agreement, though in any case this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended term shall be no shorter than at least 8 years from the first commercial sale in the U.S. or E.U.) of the Territory (and other than GAVI/UNICEF countries); or

•                                          If longer, with respect to Patented Products, in each country of the Territory, the last to expire of any licensed Patent falling within ARIDIS Patents, ARIDIS Arising IP and/or ARIDIS’ interest in Joint Arising IP.

(D)                               Net Sales

Net Sales shall be calculated on the gross receipts from sales of Product by GSK, sublicensees or their Affiliates in the Territory minus the following standard deductions:

•                                          [***] of the gross receipts (the purpose of this percentage is to cover transportation charges, including insurance charges, and other similar charges);

•                                          Sales and excise taxes, which shall include actual payment of contributions and payments required by any governmental authorities as liability provisions and/or made pursuant to injury compensation schemes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of Product where noted on customer invoices;

•                                          Trade, quantity and cash discounts actually taken and other GSK standard rebates actually paid, including without limitation rebates given to the federal government such as MEDICAID and federal supply schedule rebates; and

Allowances or credits to customers or charge backs from customers actually paid on account of rejection or return of Product subject to royalty under the License Agreement or on account of retroactive price reductions affecting such Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT D

PREVENTION OF CORRUPTION — THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third party or otherwise) conducts business.  POL-GSK-007 requires all GSK employees and any third party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business.  GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.

Corrupt Payments — GSK employees and any third party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials — Although GSK’s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments — For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy.  GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Government Official shall mean:

•                                          Any officer or employee of a government or any department, agency or instrument of a government;

•                                          Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•                                          Any officer or employee of a company or business owned in whole or part by a government;

•                                          Any officer or employee of a public international organization such as the World Bank or United Nations;

•                                          Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or

•                                          Any candidate for political office.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT E

R&D POLICY PRINCIPLES

A.                                    Ethical Conduct Requirements

Ethical Conduct

The Parties are committed to the highest standards of conduct in all aspects of their respective businesses and to conduct their business with honesty and integrity, and in compliance with all applicable legal and regulatory requirements.

•                                          Always act with integrity and honesty and protect the Parties’ public image and reputation in relationships with customers, competitors, suppliers, business partners and staff

•                                          Promptly raise any concerns about possible unethical or illegal conduct

•                                          Be free from actual or potential conflicts of interest that might influence, or appear to influence their judgment or actions when performing duties on behalf of the Parties

•                                          The Parties’ reputation and the respect of those who deal with the Parties must not be put at risk by acceptance of any entertainment, gifts or favors intended or perceived by others to influence their business judgment

•                                          Communications with external audiences, i.e., Investors and the Media, should be managed through appointed company spokespersons to minimize risk to the Parties’ reputation

•                                          Provide accurate and reliable information in records submitted, safeguard the Company’s confidential information, and respect the confidential information of other parties with whom the Company does business or competes

Care and Ethical Treatment of Animals in Research

•                                          Animals should be used in research only when required by regulatory authorities or where there are no alternatives through adherence to the “3R” Principles—reducing the number of animals used, replacing animals with non-animal methods whenever possible and refining the research techniques used.  In addition, the Parties include two more R’s: Responsibility and Respect for animals involved in animal research.

•                                          The Parties believe in using the highest standards for the humane care and treatment of all animals used in research, development and testing, including adherence to the principles (listed below), and all applicable legal and regulatory requirements, with a default to which ever is more stringent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

•                                          Access to species appropriate food and water

•                                          Access to species specific housing, including species appropriate temperature and humidity levels

•                                          Access to humane care and a program of veterinary care

•                                          Animal housing that minimizes the development of abnormal behaviors and allows for normal species specific behavior,

•                                          Adherence to principles of replacement, reduction and refinement in the design of in vivo studies

•                                          Study design reviewed by institutional ethical review panel

•                                          Commitment to minimizing pain and distress during in vivo studies

•                                          Work performed by appropriately trained staff

•                                          No Great Apes should be used for research

B.                                    Requirements for Engaging External Experts and Healthcare Professionals

Use of External Experts within R&D

The Parties believe that the engagement of external experts in R&D should be done in accordance with the following principles:

•                                          There must be a legitimate need for the services of the expert that cannot be fulfilled in-house, and the minimum number of experts needed should be used

•                                          Selection of experts should be based solely on the expert’s qualifications and expertise in the subject matter for which such expert is retained

•                                          The expert’s services must be documented in a written signed agreement

•                                          Compensation must be based on fair market value for the services provided

•                                          Reimbursement or pre-payment for costs associated with travel, lodging, meals and hospitality (i.e. refreshments, background music at meetings) for an expert are acceptable if permitted by all law for the location in which the services are rendered and are modest in value

•                                          Experts shall not receive any gifts of any value, especially where the expert is also a healthcare professional

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

•                                          Gift includes anything of value, regardless of amount, given to show friendship, appreciation, or support, including meals, entertainment or recreational activities (excludes fair market value for services rendered).

•                                          Healthcare Professionals includes, but is not limited to, physicians, their allied health professionals, and medical office staff This term also applies to pharmacists and employees of pharmacy benefit managers.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

EXHIBIT F

MATERIAL TRANSFER RECORD

[ Aridis Pharmaceuticals LLC
(“[Providing or Receiving] Party”)

to

GlaxoSmithKline Biologicals SA

(“[Receiving or Providing] Party”)

The Material described below is supplied by the Providing Party to the Receiving Party subject to the terms and conditions of the Collaboration and Option Agreement between Aridis Pharmaceuticals LLC (“Aridis”) and GlaxoSmithKline Biologicals SA (“GSK”) dated as of the      day of              , 201    (“Agreement”).  Duplicate originals of this form shall be executed and one fully-executed form shall be given to the Providing Party and one to the Receiving Party.

Description of Material:

Quantity of Material provided to the Receiving Party:

Purpose of the transfer :

In signing below, the Receiving Party acknowledges that it understands and will abide by the terms and conditions under which the Material is provided.

Date of Material Sent/Provided to Receiving Party:

(Signature) Providing Party:
Name:
Date :

(Signature) Receiving Party:
Name:
Date:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1.9: ARIDIS Materials

•                  Any specific excipients or material jointly agreed to be supplied by ARIDIS to GSK

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1.32: GSK Materials

•                            Rotavirus purified bulks: 3 different lots will be provided

•                            DMEM medium: different lots could be supplied as the shelf-life is about 1 month

•                            Specific excipients: for example: recombinant Human Serum Albumin

•                            Any specific excipients or material jointly agreed to be supplied by GSK to ARIDIS

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1.42: Joint Materials

•                  OTF containing rotavirus

•                  OTF corresponding placebo (non-containing Rotavirus)

•                  Liquid formulations corresponding to OTF containing Rotavirus

•                  Liquid formulations corresponding to OTF corresponding placebo (non-containing Rotavirus)

•                  Any formulation intermediates needed for the liquid formulations or OTF development